LIST OF SUBSIDIARIES OF THE REGISTRANT

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                     Owned Subsidiaries                             State of          Percentage

                                                                 Incorporation           Owned

Argus Health Systems, Inc.                                          Delaware              50
Hereford, LLP                                                       Missouri              50
Oak Lane Associates                                                  Texas                50
Oak Lane, L.C.                                                       Texas                50
Oak Lane/GSL & Venture, G.P.                                         Texas                50

Americo International Corporation                                   Missouri              100
Americo Services, Inc.                                              Missouri              100
Annuity Service Corporation                                          Texas                100
Broadway Realty Company, LLC                                        Missouri              100
Broadway Square Redevelopment Company                                Texas                100
College Insurance Group, Inc.                                       Missouri              100
Financial Assurance Life Insurance Company                           Texas                100
Great Southern Life Insurance Company                                Texas                100
Great Southern Vida Compania de Seguros, S.A.                      Argentina              100
GSSW LM I L.P.                                                      Missouri              100
GSSW LM II L.C.                                                     Missouri              100
GSSW LM, Inc.                                                       Missouri              100
GSSW REO Landmark L.P.                                               Texas                100
GSSW WR I, L.P.                                                     Missouri              100
GSSW WR II, L.C.                                                    Missouri              100
GSSW WR, Inc                                                        Missouri              100
GSSW WWA I, L.P.                                                    Missouri              100
GSSW WWA II L.C.                                                    Missouri              100
GSSW WWA, Inc.                                                      Missouri              100
GSSW-REO Briarwood, L.P.                                             Texas                100
GSSW-REO L.C.                                                        Texas                100
GSSW-REO Westwood Arlington                                          Texas                100
Landmark Mortgage Company                                           Missouri              100
Lufkin-REO, Inc.                                                     Texas                100
NAP Partners, Inc.                                                   Texas                100
National Farmers Union Life Insurance Company                        Texas                100
Pension Consultants and Administration, Inc.                         Texas                100
Riverdale Square-REO, L.P.                                           Texas                100
The College Life Insurance Company of America                        Texas                100
The Ohio State Life Insurance Company                                Texas                100
United Fidelity Life Insurance Company                               Texas                100
Windrush-REO, L.P.                                                   Texas                100
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